Exhibit 99.1

eMagin Corporation Announces Special Dividend

BELLEVUE, Wash., December 10, 2012 - eMagin Corporation (NYSE MKT: EMAN), a leader in OLED microdisplays and virtual imaging technologies, today announced that its Board of Directors has authorized a special dividend of $0.10 per share to all common shares and preferred shares (on an as-converted basis), payable on December 26, 2012, to shareholders of record as of December 20, 2012.

"Our Board of Directors believes the special one-time dividend is an effective vehicle for delivering value to our shareholders without compromising our strong balance sheet, financial flexibility and strategic growth trajectory, nor our ability to continue investing in our business," said Andrew Sculley, President and CEO. "The Board elected to make this payment before the end of the year in view of the ongoing uncertainty surrounding future dividend tax rates. Our Board remains committed to enhancing shareholder value based on its consideration of various factors, including the Company's operating results, financial condition and anticipated capital requirements."

About eMagin Corporation

A leader in OLED microdisplay technology and personal display systems, eMagin integrates high-resolution OLED microdisplays with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. The Company's own Z800 3DVisor provides 3D stereovision and headtracking for PC gaming, training and simulation, immersion therapy, and other applications. More information about eMagin is available at www.emagin.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation's expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

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Investor Contact
Paul Campbell
Chief Financial Officer
425-284-5220
pcampbell@emagin.com